October 25, 2013

TO:        Members of the Federal Home Loan Bank of Boston

SUBJECT:    Independent Director Report of Election

The Federal Home Loan Bank of Boston is pleased to announce the results of the election of an independent director for a term beginning January 1, 2014. The director elected is indicated below.

DISTRICT ONE – NEW ENGLAND

Number of Members Voting in Election (Total Ballots Received)	239
Total Number of Eligible Votes (Potential)	6,906,346
FHFA 20% Threshold Requirement	1,381,270

VOTES RECEIVED
*Cornelius K. Hurley, Jr.	4,089,838
Director and Professor, Boston University Center for Finance, Law & Policy. Prof. Hurley has qualifications and significant experience in law, organizational management and bank regulatory matters.

We extend a special note of thanks to all our members who participated in this year’s election process.

Sincerely,

/s/ Carol Hempfling Pratt

Carol Hempfling Pratt
Senior Vice President/General Counsel and Corporate Secretary

* Prof. Hurley was elected to a four-year term expiring December 31, 2017.